CORPORACIÓN INMOBILIARIA VESTA, S.A.B. DE C.V. COMPENSATION RECOUPMENT POLICY This Corporación Inmobiliaria Vesta, S.A.B. de C.V. Compensation Recoupment Policy (the “Policy”) has been adopted by the Board of Directors (the “Board”) of Corporación Inmobiliaria Vesta, S.A.B. de C.V. (the “Company”) on October 19th, 2023. This Policy provides for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws in accordance with the terms and conditions set forth herein. This Policy is intended to comply with the requirements of Section 10D of the Exchange Act (as defined below) and Section 303A.14 of the NYSE Listed Company Manual (the “Listing Rule”). 1. Definitions. For the purposes of this Policy, the following terms shall have the meanings set forth below. (a) “Committee” means the corporate practices committee of the Board or any successor committee thereof. (b) “Covered Compensation” means any Incentive-based Compensation “received” by a Covered Executive during the applicable Recoupment Period; provided that: (i) such Incentive-based Compensation was received by such Covered Executive (A) on or after the Effective Date, (B) after he or she commenced service as an Executive Officer and (C) while the Company had a class of securities publicly listed on a CORPORACIÓN INMOBILIARIA VESTA, S.A.B. DE C.V. POLÍTICA DE RECUPERACIÓN DE COMPENSACIÓN La presente Política de Recuperación de Compensación de Corporación Inmobiliaria Vesta, S.A.B. de C.V. (la “Política”) ha sido adoptada por Consejo de Administración (el “Consejo”) de Corporación Inmobiliaria Vesta, S.A.B. de C.V. (la “Sociedad”) el día 19 de octubre de 2023. Esta Politíca prevé la recuperación de cierta compensación ejecutiva en caso de una reexpresión contable resultante de un incumplimiento material de los requisitos de información financiera según las leyes federales de valores de los EE. UU., de acuerdo con los términos y condiciones establecidos en este documento. Esta Política tiene como objetivo cumplir con los requisitos de la Sección 10D de la Exchange Act (como se define a continuación) y Sección 303A.14 del Manual de Sociedades Enlistadas en la NYSE (“Reglas de Cotización”). 1. Definiciones. Para el objeto de esta Política, los siguientes términos tendrán el significado establecido a continuación: (a) “Comité” significa el comité de prácticas corporativas del Consejo o cualquier sucesor del mismo. (b) “Compensación Cubierta” significa cualquier compensación basada en Incentivos “recibidos” por un Ejecutivo Cubierto durante el Período de Recuperación aplicable; siempre que: (i) dicha Compensación basada en Incentivos fuera recibida por dicho Ejecutivo Cubierto (A) en o después de la Fecha de Entrada en Vigor, (B) después de que él o ella comenzó a servir como Director Ejecutivo y (C) mientras la Sociedad tenga una clase de valores cotizando públicamente en una bolsa de valores de los Estados Unidos; y

2 United States national securities exchange; and (ii) such Covered Executive served as an Executive Officer at any time during the performance period applicable to such Incentive-based Compensation. For purposes of this Policy, Incentive-based Compensation is “received” by a Covered Executive during the fiscal period in which the Financial Reporting Measure applicable to such Incentive-based Compensation (or portion thereof) is attained, even if the payment or grant of such Incentive-based Compensation is made thereafter. (c) “Covered Executive” means any current or former Executive Officer. (d) “Effective Date” means the date on which the Listing Rule becomes effective. (e) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended. (f) “Executive Officer” means, with respect to the Company, (i) its president, (ii) its principal financial officer, (iii) its principal accounting officer (or if there is no such accounting officer, its controller), (iv) any vice- president in charge of a principal business unit, division or function (such as sales, administration or finance), (v) any other officer who performs a policy-making function for the Company (including any officer of the Company’s parent(s) or subsidiaries if they perform policy-making functions for the Company) and (vi) any other person who performs similar policy-making functions for the Company. Policy-making function is not intended to include policy-making functions that are not significant. The determination as to an individual’s status as an Executive Officer shall be made by the Committee and such determination shall be final, (ii) dicho Ejecutivo Cubierto se desempeñe como Director Ejectivo, en cualquier momento durante el período de desempeño aplicable a dicha Compensación basada en Incentivos. Para efectos de esta Política, la Compensación basada en Incentivos, es “recibida” por un Ejecutivo Cubierto durante el ejercicio fiscal en el que se obtiene la Medida de Información Financiera aplicable a dicha Compensación basada en Incentivos (o parte de la misma), incluso si el pago o, el otorgamiento de dicha Compensación basada en Incentivos, se realiza posteriormente. (c) “Ejecutivo Cubierto” significa cualquier Director Ejecutivo actual o anterior. (d) “Fecha de Aplicación” significa la fecha en la cual las Reglas de Cotización entran en vigor. (e) “Ley de Valores” significa la Ley de Valores de los Estados Unidos de Norteamérica de 1934, según modificada. (f) “Director Ejecutivo” significa, respecto a la Sociedad, (i) su presidente, (ii) su principal director financiero, (iii) su principal funcionario contable (o si no existe ese funcionario contable, su contralor), (iv) cualquier vice- presidente a cargo de la principal unidad de negocio, división o función (tales como ventas, administración o finanzas), (v) cualquier otro funcionario que desempeñe una función de elaboración de políticas para la Sociedad (incluido cualquier funcionario de la matriz o subsidiarias de la Sociedad, si desempeña funciones de elaboración de políticas para la Sociedad) y (vi) cualquier otra persona que desempeñe una función similar de elaboración de políticas para la Sociedad. La función de elaboración de políticas, no pretende incluir funciones de elaboración de políticas que no sean significativas. La determinación sobre el estatus de un individuo como Director Ejecutivo, será tomada por el Comité y dicha determinación

3 conclusive and binding on such individual and all other interested persons. (g) “Financial Reporting Measure” means any (i) measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, (ii) stock price measure or (iii) total shareholder return measure (and any measures that are derived wholly or in part from any measure referenced in clause (i), (ii) or (iii) above). For the avoidance of doubt, any such measure does not need to be presented within the Company’s financial statements or included in a filing with the U.S. Securities and Exchange Commission to constitute a Financial Reporting Measure. (h) “Financial Restatement” means a restatement of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under U.S. federal securities laws that is required in order to correct: (i) an error in previously issued financial statements that is material to the previously issued financial statements; or (ii) an error that would result in a material misstatement if the error were (A) corrected in the current period or (B) left uncorrected in the current period. For purposes of this Policy, a Financial Restatement shall not be deemed to occur in the event of a revision of the Company’s financial statements due to an out-of-period adjustment (i.e., when the error is immaterial to the previously issued financial statements and the correction of the error is also immaterial to the current period) or a retrospective (1) application of a change in accounting principles; (2) revision to reportable segment information due to a será definitiva, concluyente y vinculante para dicho individuo y todas las demás personas interesadas. (g) “Medidas de Información Financiera” significa cualquier (i) medida que se determina y presenta de acuerdo con los principios de contabilidad utilizados en la preparación de los estados financieros de la Sociedad, (ii) medida del precio de las acciones o (iii) medida del rendimiento total para los accionistas (y cualquier medida que se derive total o parcialmente de cualquier medida a que se refiere el inciso (i), (ii) o (iii) anterior). Para efectos de claridad, no es necesario presentar dicha medida en los estados financieros de la Sociedad, ni incluirla en una solicitud ante la Comisión de Valores de los EE. UU., para constituir una medida de información financiera. (h) “Reexpresión Financiera” significa una reformulación de los estados financieros de la Sociedad debido a un incumplimiento material por parte de la Sociedad, de cualquier requisito de información financiera conforme a las leyes federales de valores de los EE. UU., que se requiere para corregir: (i) un error en los estados financieros emitidos previamente, que sea material para los estados financieros emitidos anteriormente; o (ii) un error que daría lugar a una incorrección material si el error fuera (A) corregido en el período actual o (B) dejado sin corregir en el período actual. Para efectos de esta Política, no se considerará que ocurre una Reexpresión Financiera, en caso de una revisión de los estados financieros de la Sociedad, debido a un ajuste fuera de periodo (es decir, cuando el error es inmaterial para los estados financieros emitidos anteriormente y la corrección del error también es irrelevante para el periodo actual) o una aplicación retroactiva (1) de un cambio en los principios contables; (2) revisión de

4 change in the structure of the Company’s internal organization; (3) reclassification due to a discontinued operation; (4) application of a change in reporting entity, such as from a reorganization of entities under common control; (5) revision for stock splits, reverse stock splits, stock dividends or other changes in capital structure; or (6) adjustment to provisional amounts in connection with a prior business combination. (i) “Incentive-based Compensation” means any compensation (including, for the avoidance of doubt, any cash or equity or equity- based compensation, whether deferred or current) that is granted, earned and/or vested based wholly or in part upon the achievement of a Financial Reporting Measure. For purposes of this Policy, “Incentive-based Compensation” shall also be deemed to include any amounts which were determined based on (or were otherwise calculated by reference to) Incentive- based Compensation (including, without limitation, any amounts under any long-term disability, life insurance or supplemental retirement or severance plan or agreement or any notional account that is based on Incentive- based Compensation, as well as any earnings accrued thereon). (j) “Mexico” means the United Mexican States. (k) “NYSE” means the New York Stock Exchange, or any successor thereof. (l) “Recoupment Period” means the three fiscal years completed immediately preceding the date of any applicable Recoupment Trigger Date. Notwithstanding the foregoing, the Recoupment Period additionally includes any transition period (that results from a change in the Company’s fiscal year) within or immediately following those three completed fiscal years, provided that a transition period between the last day of the Company’s previous fiscal year end and the first day of its new fiscal la información por segmentos reportables debido a un cambio en la estructura de la organización interna de la Sociedad; (3) reclasificación debido a operación discontinuada; (4) aplicación de un cambio en la entidad que informa, como por ejemplo una reorganización de entidades bajo control común; (5) revisión de división de acciones, división inversa de acciones, dividendos en acciones u otros cambios en la estructura de capital; o (6) ajuste a montos provisionales en relación con una combinación de negocios anterior. (i) “Compensación basada en Incentivos” significa cuaqluier compensación (incluyendo, para efectos de claridad, cualquier compensación en efectivo o en acciones, o plan de remuneración de acciones, ya sea diferida o actual) que se otorga, gana y/o adquiere en base a un logro total o, parcial de una Medida de Información Financiera. Para efectos de esta Política, también se considerará que la “Compensación basada en Incentivos” incluye cualquier monto que se determinó con base en, (o se calculó de otra manera con referencia a), la Compensación basada en Incentivos (incluido, entre otros, cualquier monto bajo cualquier póliza de discapacidad a largo plazo, seguro de vida o plan o acuerdo complementario de jubilación o cualquier cuenta que se base en la Compensación basada en Incentivos, así como cualquier ganancia acumulada sobre los mismos). (j) “Mexico” significa los Estados Unidos Mexicanos. (k) “NYSE” significa la Bolsa de Valores de Nueva York, o cualquier sucesora de la misma. (l) “Período de Recuperación” significa los tres años fiscales completados inmediatamente antes de la fecha de cualquier Fecha de Activación de Recuperación aplicable. Sin perjuicio de lo anterior, el Período de Recuperación, incluye adicionalmente cualquier período de transición (que resulte de un cambio en el año fiscal de la Sociedad), dentro o, inmediatamente después de esos tres años fiscales completados, siempre que un período de transición entre el último día del final del año fiscal anterior de la Sociedad y, el primer día

5 year that comprises a period of nine (9) to twelve (12) months would be deemed a completed fiscal year. (m) “Recoupment Trigger Date” means the earlier of (i) the date that the Board (or a committee thereof or the officer(s) of the Company authorized to take such action if Board action is not required) concludes, or reasonably should have concluded, that the Company is required to prepare a Financial Restatement, and (ii) the date on which a court, regulator or other legally authorized body directs the Company to prepare a Financial Restatement. (n) “United States” means the United States of America. 2. Recoupment of Erroneously Awarded Compensation. (a) In the event of a Financial Restatement, if the amount of any Covered Compensation received by a Covered Executive (the “Awarded Compensation”) exceeds the amount of such Covered Compensation that would have otherwise been received by such Covered Executive if calculated based on the Financial Restatement (the “Adjusted Compensation”), the Company shall reasonably promptly recover from such Covered Executive an amount equal to the excess of the Awarded Compensation over the Adjusted Compensation, each calculated on a pre-tax basis (such excess amount, the “Erroneously Awarded Compensation”). (b) If (i) the Financial Reporting Measure applicable to the relevant Covered Compensation is stock price or total shareholder return (or any measure derived wholly or in part from either of such measures) and (ii) the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in the Financial Restatement, then the amount of Erroneously de su nuevo año fiscal que comprende un período de nueve (9) a doce (12) meses, se considerará un año fiscal completado. (m) “Fecha de Activación de Recuperación” significa lo que ocurra primero entre (i) la fecha en que el Consejo (o un comité del mismo o los funcionarios de la Sociedad autorizados a tomar dicha acción, si no se requiere la acción del Consejo), concluye o, razonablemente debería haber concluido, que se requiera a la Sociedad para preparar una Reexpresión Financiera, y (ii) la fecha en la que un tribunal, organismo u otra institución legalmente autorizada, ordena a la Sociedad preparar una Reexpresión Financiera. (n) “Estados Unidos” significa los Estados Unidos de América. 2. Recuperación de Compensación Otorgada Erróneamente. (a) En el caso de una Reexpresión Financiera, si el monto de cualquier Compensación Cubierta recibida por un Ejecutivo Cubierto (la “Compensación Otorgada”) excede el monto de dicha Compensación Cubierta, que de otro modo habría recibido dicho Ejecutivo Cubierto si se calculara con base en la Reexpresión Financiera (la “Compensación Ajustada”), la Sociedad recuperará razonablemente y con prontitud de dicho Ejecutivo Cubierto; un monto igual al exceso de la Compensación Otorgada sobre la Compensación Ajustada, cada uno calculado sobre una base antes de impuestos (dicho monto excedente, la “Compensación Otorgada Erróneamente”). (b) Si (i) la Medida de Información Financiera aplicable a la Compensación Cubierta correspondiente, es el precio de las acciones o, el rendimiento total para los accionistas, (o cualquier medida derivada total o parcialmente de cualquiera de dichas medidas) y, (ii) el monto de la Compensación Otorgada Erróneamente no es sujeto a recálculo matemático directamente a partir de la información en la Reexpresión

6 Awarded Compensation shall be determined (on a pre-tax basis) based on the Company’s reasonable estimate of the effect of the Financial Restatement on the Company’s stock price or total shareholder return (or the derivative measure thereof) upon which such Covered Compensation was received. (c) For the avoidance of doubt, the Company’s obligation to recover Erroneously Awarded Compensation is not dependent on (i) if or when the restated financial statements are filed or (ii) any fault of any Covered Executive for the accounting errors or other actions leading to a Financial Restatement. (d) Notwithstanding anything to the contrary in Sections 2(a) through (c) hereof, the Company shall not be required to recover any Erroneously Awarded Compensation if both (x) the conditions set forth in either of the following clauses (i), (ii), or (iii) are satisfied and (y) the Board’s committee of independent directors responsible for executive compensation decisions (or, in the absence of such a committee, a majority of the independent directors serving on the Board) has determined that recovery of the Erroneously Awarded Compensation would be impracticable: (i) the direct expense paid to a third party to assist in enforcing the recovery of the Erroneously Awarded Compensation under this Policy would exceed the amount of such Erroneously Awarded Compensation to be recovered; provided that, before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation pursuant to this Section 2(d), the Company shall have first made a reasonable attempt to recover such Erroneously Awarded Compensation, document such Financiera; entonces el monto de la Compensación Otorgada Erróneamente se determinará (antes de impuestos), con base en la estimación razonable de la Sociedad, del efecto de la Reexpresión Financiera, en el precio de las acciones de la Sociedad o rendimiento total para los accionistas (o la medida derivada del mismo), sobre el cual se recibió dicha Compensación Cubierta. (c) Para efectos de claridad, la obligación de la Sociedad de recuperar la Compensación Otorgada Erróneamente no depende de: (i) si se presentan los estados financieros reexpresados o (ii) de cualquier falla de cualquier Ejecutivo Cubierto por los errores contables u otras acciones que lleven a una Reexpresión Financiera. (d) Sin perjuicio de cualquier disposición en contrario en las Secciones 2(a) a (c) de esta Política, la Sociedad no estará obligada a recuperar ninguna Compensación Otorgada Erróneamente si (x) se cumplen las condiciones establecidas en cualquiera de las siguientes cláusulas (i), (ii) o (iii) y (y) el comité del consejo, de consejeros independientes, responsable de las decisiones de remuneración de los ejecutivos (o, en ausencia de dicho comité, la mayoría de los consejeros independientes que forman parte del Consejo), ha determinado que la recuperación de la Compensación Concedida Erróneamente sería inviable: (i) el gasto directo pagado a un tercero para hacer cumplir la recuperación de la Compensación Otorgada Erróneamente conforme a esta Política, exceda el monto de dicha Compensación Otorgada Erróneamente a recuperar; siempre que, antes de concluir que sería inviable recuperar cualquier cantidad de Compensación Otorgada Erróneamente, de conformidad con esta Sección 2(d), la Sociedad primero habrá hecho un intento razonable de recuperar dicha Compensación Otorgada Erróneamente, documentará dicho intento(s) razonable(s) para

7 reasonable attempt(s) to make such recovery and provide that documentation to the NYSE; (ii) recovery of the Erroneously Awarded Compensation would violate the laws of Mexico to the extent any such law was adopted prior to November 28, 2022 (provided that, before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation pursuant to this Section 2(d)), the Company shall have first obtained an opinion of home country counsel of Mexico, that is acceptable to the NYSE, that recovery would result in such a violation, and the Company must provide such opinion to the NYSE; or (iii) recovery of the Erroneously Awarded Compensation would likely cause an otherwise tax- qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of Sections 401(a)(13) or 411(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). (e) The Company shall not indemnify any Covered Executive, directly or indirectly, for any losses that such Covered Executive may incur in connection with the recovery of Erroneously Awarded Compensation pursuant to this Policy, including through the payment of insurance premiums or gross-up payments. realizar dicha recuperación y, proporcionará esa documentación a la NYSE; (ii) la recuperación de la Compensación Otorgada Erróneamente violaría las leyes de México en la medida en que dicha ley fuera adoptada antes del 28 de noviembre de 2022, (siempre que, antes de concluir que sería inviable recuperar cualquier monto de Compensación Otorgada Erróneamente, de conformidad con esta Sección 2(d)), la Sociedad deberá haber obtenido primero una opinión de un abogado local de México, que sea aceptable para la NYSE, de que la recuperación resultaría en tal violación, y la Sociedad deberá proporcionar dicha opinión a la NYSE; o (iii) la recuperación de la Compensación Otorgada Erróneamente probablemente causaría que un plan de jubilación, que de otro modo estaría calificado para impuestos, según el cual, los beneficios están ampliamente disponibles para los empleados de la Sociedad, no cumpla con los requisitos de las Secciones 401(a)(13) o 411( a) del Código de Rentas Internas de los Estados Unidos de 1986, según modificado (el “Código”). (e) La Sociedad no indemnizará a ningún Ejecutivo Cubierto, directa o indirectamente, de cualquier pérdida en la que dicho Ejecutivo Cubierto pudiera incurrir en relación con la recuperación de la Compensación Otorgada Erróneamente de conformidad con esta Política, incluso, mediante el pago de primas de seguro o pagos brutos.

8 (f) The Committee shall determine, in its sole discretion, the manner and timing in which any Erroneously Awarded Compensation shall be recovered from a Covered Executive in accordance with applicable law, including, without limitation, by (i) requiring reimbursement of Covered Compensation previously paid in cash; (ii) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer or other disposition of any equity or equity-based awards; (iii) offsetting the Erroneously Awarded Compensation amount from any compensation otherwise owed by the Company or any of its affiliates to the Covered Executive; (iv) cancelling outstanding vested or unvested equity or equity- based awards; and/or (v) taking any other remedial and recovery action permitted by applicable law. For the avoidance of doubt, except as set forth in Section 2(d), in no event may the Company accept an amount that is less than the amount of Erroneously Awarded Compensation; provided that, to the extent necessary to avoid any adverse tax consequences to the Covered Executive pursuant to Section 409A of the Code, any offsets against amounts under any nonqualified deferred compensation plans (as defined under Section 409A of the Code) shall be made in compliance with Section 409A of the Code. 3. Administration. This Policy shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon the Company and the Covered Executives, their beneficiaries, heirs, executors, administrators and any other legal representative. The Committee shall have full power and authority to (i) administer and interpret this Policy; (ii) correct any defect, supply any omission and reconcile any El Comité determinará a su sola discreción, la forma y tiempo en la cual una Compensación Otorgada Erróneamente será recuperada de un Ejecutivo Cubierto en términos de la ley aplicable, incluyendo de manera enunciativa, mediante (i) el requerimiento del reembolso de la Compensación Otorgada Erróneamente pagada previamente en efectivo; (ii) buscar la recuperación de cualquier ganancia obtenida en la adjudicación, ejercicio, liquidación, venta, transferencia u otra disposición de cualquier patrimonio o adjudicaciones basadas en patrimonio; (iii) compensar el monto de la Compensación Otorgada Erróneamente de cualquier compensación que la Sociedad o cualquiera de sus afiliadas de otro modo deba al Ejecutivo Cubierto; (iv) cancelar acciones pendientes consolidadas o no consolidadas o adjudicaciones basadas en acciones; y/o (v) tomar cualquier otra acción correctiva y de recuperación permitida por la ley aplicable. Para efectos de claridad, con excepción a lo establecido en la Sección 2(d), en ningún caso la Sociedad podrá aceptar un monto que sea menor al monto de la Compensación Otorgada Erróneamente; en el entendido que, en la medida necesaria, para evitar consecuencias fiscales al Ejecutivo Cubierto en términos de la Sección 409A del Código, cualquier compensación contra montos, bajo cualquier plan de compensación diferido no calificado, (como se define en la Sección 409A del Código), se realizará de conformidad con la Sección 409A del Código. 3. Administración. La presente Política será administrada por el Comité. Todas las decisiones del Comité serán finales, concluyentes y obligatorias para la Sociedad y los Ejecutivos Cubiertos, sus beneficiarios, herederos, albaceas, administradores y cualquier otro representante legal. El Comité tendrá amplios poderes y facultades para (i) administrar e interpretar esta Política; (ii) corregir cualquier defecto, suplir cualquier omisión y conciliar cualquier

9 inconsistency in this Policy; and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Policy and to comply with applicable law (including Section 10D of the Exchange Act) and applicable stock market or exchange rules and regulations. Notwithstanding anything to the contrary contained herein, to the extent permitted by Section 10D of the Exchange Act and the Listing Rule, the Board may, in its sole discretion, at any time and from time to time, administer this Policy in the same manner as the Committee. 4. Amendment/Termination. Subject to Section 10D of the Exchange Act and the Listing Rule, this Policy may be amended or terminated by the Committee at any time. To the extent that any applicable law, or stock market or exchange rules or regulations require recovery of Erroneously Awarded Compensation in circumstances in addition to those specified herein, nothing in this Policy shall be deemed to limit or restrict the right or obligation of the Company to recover Erroneously Awarded Compensation to the fullest extent required by such applicable law, stock market or exchange rules and regulations. Unless otherwise required by applicable law, this Policy shall no longer be effective from and after the date that the Company no longer has a class of securities publicly listed on a United States national securities exchange. 5. Interpretation. Notwithstanding anything to the contrary herein, this Policy is intended to comply with the requirements of Section 10D of the Exchange Act and the Listing Rule (and any applicable regulations, administrative interpretations or stock market or exchange rules and regulations adopted in connection therewith). The provisions of this Policy shall be interpreted in a manner that satisfies such requirements and this Policy shall be operated accordingly. If any provision of this Policy would otherwise frustrate or conflict with inconsistencia en esta Política; y (iii) hacer cualquier otra determinación y tomar cualquier otra acción que el Comité considere necesaria o deseable para la administración de esta Política y cumplir con la ley aplicable (incluida la Sección 10D de la Exchange Act) y las reglas y regulaciones aplicables del mercado de valores o bolsa. . Sin perjuicio de cualquier disposición en contrario contenida en este documento, en la medida permitida por la Sección 10D de la Exchange Act y las Reglas de Cotización, el Consejo puede, a su entera discreción, en cualquier momento y de vez en cuando, administrar esta Política de la misma manera que el Comité. 4. Modificación/Terminación. Sujeto a la Sección 10D de la Exchange Act y las Reglas de Cotización, esta Política podrá ser modificada o terminada por el Comité en cualquier momento. En la medida en que cualquier ley aplicable, o bolsa de valores o reglas de mercado o disposiciones que exijan la recuperación de la Compensación Otorgada Erróneamente en circunstancias adicionales a las especificadas en este documento, nada en esta Política se considerará que limita o restringe el derecho u obligación de la Sociedad de recuperar la Compensación Otorgada Erróneamente en la máxima medida requerida por dicha ley aplicable, mercado de valores, reglas de mercado o disposiciones. A menos que la ley aplicable exija lo contrario, esta Política ya no tendrá vigencia a partir de la fecha en que la Sociedad ya no tenga ninguna clase de valores cotizados públicamente en una bolsa de valores nacional de los Estados Unidos. 5. Interpretación. Sin perjuicio de cualquier disposición en contrario contenida en la presente, esta Política tiene como objetivo cumplir con los requisitos de la Sección 10D de la Exchange Act y las Reglas de Cotización, (y cualquier regulación aplicable, interpretación administrativa o reglas y disposiciones del mercado de valores o de bolsa adoptadas en relación con los mismos). Las disposiciones de esta Política se interpretarán de manera que satisfagan dichos requisitos y esta Política operará en conformidad. Si alguna disposición de esta Política frustra, o entra en conflicto con esta intención, la disposición se

10 this intent, the provision shall be interpreted and deemed amended so as to avoid such conflict. 6. Other Compensation Clawback/Recoupment Rights. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies, rights or requirements with respect to the clawback or recoupment of any compensation that may be available to the Company pursuant to the terms of any other recoupment or clawback policy of the Company (or any of its affiliates) that may be in effect from time to time, any provisions in any employment agreement, offer letter, equity plan, equity award agreement or similar plan or agreement, and any other legal remedies available to the Company, as well as applicable law, stock market or exchange rules, listing standards or regulations. 7. Exempt Compensation. Notwithstanding anything to the contrary herein, the Company has no obligation under this Policy to seek recoupment of amounts paid to a Covered Executive which are granted, vested or earned based solely upon the occurrence or non- occurrence of nonfinancial events. Such exempt compensation includes, without limitation, base salary, time-vesting awards, compensation awarded on the basis of the achievement of metrics that are not Financial Reporting Measures or compensation awarded solely at the discretion of the Committee or the Board, provided that such amounts are in no way contingent on, and were not in any way granted on the basis of, the achievement of any Financial Reporting Measure performance goal. 8. Miscellaneous. (a) Any applicable award agreement or other document setting forth the terms and conditions of any compensation covered by this Policy shall be deemed to include the restrictions imposed herein and incorporate this Policy by reference and, in the event of any inconsistency, the terms of this Policy will govern. For the interpretará y se considerará modificada para evitar dicho conflicto. 6. Otros Derechos de Compensación/Derechos de Recuperación. Cualquier derecho de recuperación en virtud de esta Política, es adicional y no reemplaza cualquier otro recurso, derecho o requisito con respecto a la recuperación de cualquier compensación que pueda estar disponible para la Sociedad, de conformidad con los términos de cualquier otra recuperación, o política de recuperación de la Sociedad (o cualquiera de sus afiliadas), que pueda estar vigente de tiempo en tiempo, cualquier disposición en cualquier contrato laboral, carta de oferta, plan de acciones, acuerdo de otorgamiento de acciones o plan o acuerdo similar, y cualquier otro recurso legal a disposición de la Sociedad, así como la legislación aplicable, las leyes bursátiles o cambiarias, las normas o reglamentos de cotización. 7. Compensación Exenta. Sin perjuicio de cualquier disposición en contrario contenida en la presente, la Sociedad no tiene ninguna obligación en virtud de esta Política, de buscar la recuperación de los montos pagados a un Ejecutivo Cubierto que se otorgan, se adquieren o se ganan, basándose únicamente en la ocurrencia o no, de eventos no financieros. Dicha compensación exenta incluye, entre otras, salario base, adquisición de derechos, compensación otorgada sobre la base del logro de métricas que no son Medidas de Información Financiera o, compensación otorgada únicamente a discreción del Comité o del Consejo, siempre que dichos montos de ninguna manera dependan del logro de cualquier objetivo de desempeño de la Medida de Información Financiera, ni fueron otorgados de ninguna forma sobre la base de éste. 8. Misceláneos. (a) Se considerará que cualquier acuerdo de otorgamiento aplicable u otro documento que establezca los términos y condiciones de cualquier compensación cubierta por esta Política, incluye las restricciones impuestas en la presente, e incorpora esta Política por referencia y, en caso de cualquier inconsistencia, los términos de esta Política regirá.

11 avoidance of doubt, this Policy applies to all compensation that is received on or after the Effective Date, regardless of the date on which the award agreement or other document setting forth the terms and conditions of the Covered Executive’s compensation became effective, including, without limitation, compensation received under the Corporación Inmobiliaria Vesta, S.A.B. de C.V. Long-Term Incentive Plan and any successor plan thereto. (b) Within the sixty days after the Board has adopted this Policy, all employment agreements between the Company and/or its subsidiaries and the Covered Executives, shall be amended to include this Policy as an exhibit thereto, and the Policy shall be acknowledged and accepted by each of the Covered Executives party thereto. If any Covered Executive refuses to acknowledge and accept the application of this Policy in connection with its employment agreement, the Committee shall act accordingly to ensure its adequate implementation and application. (c) This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators or other legal representatives. (d) All issues concerning the construction, validity, enforcement and interpretation of this Policy and all related documents, including, without limitation, any employment agreement, offer letter, equity award agreement or similar agreement, shall be governed by, and construed in accordance with, the laws of Mexico, without giving effect to any choice of law or conflict of law rules or provisions (whether of Mexico or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Mexico. (e) The Covered Executives, their beneficiaries, heirs, executors, administrators and any other legal representative and the Company hereby submit themselves to the jurisdiction of the competent federal courts Para efectos de claridad, esta Política se aplica a toda compensación que se reciba en o después de la Fecha de Aplicación, independientemente de la fecha en la que el acuerdo de otorgamiento u otro documento que establezca los términos y condiciones de la compensación del Ejecutivo Cubierto entró en vigencia, incluyendo sin limitación, las compensaciones recibidas bajo el Plan de Incentivos a Largo Plazo y, cualquier plan sucesor del mismo de Corporación Inmobiliaria Vesta, S.A.B. de C.V. (b) Dentro de los sesenta días posteriores a que el Consejo haya adoptado esta Política, todos los contratos laborales entre la Sociedad y/o sus subsidiarias y los Ejecutivos Cubiertos, se modificarán para incluir esta Política como anexo de la misma y, la Política será reconocida y aceptada por cada uno de los Ejecutivos Cubiertos que sean parte del mismo. Si algún Ejecutivo Cubierto se niega a reconocer y aceptar la aplicación de esta Política en relación con su contrato laboral, el Comité actuará en consecuencia para garantizar su adecuada implementación y aplicación. (c) Esta Política será obligatoria y ejecutable contra todos los Ejecutivos Cubiertos y sus beneficiarios, herederos, albaceas, administradores u otros representantes legales. (d) Todas los asuntos relacionados con la construcción, validez, aplicación e interpretación de esta Política y todos los documentos relacionados, incluidos, entre otros, cualquier contrato laboral, carta de oferta, acuerdo de otorgamiento de acciones o acuerdo similar, se regirán e interpretarán de conformidad con las leyes de México, sin dar efecto a ninguna elección de ley o conflicto de reglas o disposiciones legales (ya sea de México o de cualquier otra jurisdicción) que causaría la aplicación de las leyes de cualquier jurisdicción distinta de México. (e) Los Ejecutivos Cubiertos, sus beneficiarios, herederos, albaceas, administradores y cualquier otro representante legal, así como la Sociedad, se someten a la jurisdicción de los tribunales federales

12 sitting in Mexico City, and hereby expressly waive to any other forum or jurisdiction afforded to them by law, their present or future domiciles or any other reason. (f) If any provision of this Policy is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Agreed and accepted this ___ day of ___________ of 202_. By:_______________________ Name:_____________________ Office:_____________________ competentes con sede en la Ciudad de México, y por la presente renuncian expresamente a cualquier otro fuero o jurisdicción que les fuera otorgado a ellos por ley, su domicilio presente o futuro o cualquier otro motivo. (f) Si se determina que alguna disposición de esta Política es inaplicable o inválida según cualquier ley aplicable, dicha disposición se aplicará en la medida máxima permitida por la ley aplicable y se considerará automáticamente modificada de manera consistente con sus objetivos en la medida que sea necesaria para cumplir con cualquier limitación requerida según la ley aplicable. Se acepta este dia ____ de ___________ of 202_. Por:_______________________ Nombre:_____________________ Funcionario:_____________________